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                                    Exhibit 5

             Opinion and consent of Brobeck, Phleger & Harrison LLP
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                                 July 17, 1996



Applied Digital Access, Inc.
9855 Scranton Road
San Diego, California   92121

        Re: Applied Digital Access, Inc. Registration Statement for Offering of 1,500,000 Shares of Common Stock

Ladies and Gentlemen:

                  In connection with your registration of 1,500,000 shares of the Common Stock of Applied Digital Access, Inc. (the "Company") under the Company's 1994 Stock Option/Stock Issuance Plan, 1994 Employee Stock Purchase Plan and 1996 Non-qualified Stock Option Plan on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, we advise you that, in our opinion, when such shares have been issued and sold pursuant to the provisions of the Company's 1994 Stock Option/Stock Issuance Plan, 1994 Employee Stock Purchase Plan and 1996 Non-qualified Stock Option Plan, and in accordance with the Registration Statement, such shares will be duly-authorized, validly-issued, fully-paid and non-assessable shares of the Company's Common Stock.

                  We hereby consent to the reference to the filings of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,



                                BROBECK, PHLEGER & HARRISON LLP